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                                                                  EXHIBIT 10.1.2

                               Amendment No. 1 to
                      Joan S. Freilich Employment Agreement

     The EMPLOYMENT AGREEMENT by and between Consolidated Edison, Inc, a New York Corporation ("CEI"), and Joan S. Freilich, dated as of September 1, 2000, is amended effective May 31, 2002, as follows:

     WHEREAS, Joan S. Freilich (the "Executive") and Consolidated Edison, Inc. entered into an Employment Agreement effective September 1, 2000 (the "Agreement");

     WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for an additional grant of restricted stock units ("Units");

     NOW, THEREFORE, in consideration of the foregoing the parties hereto agree as follows:

     1. The Agreement is amended to provide for an award (the "Additional Restricted Stock Unit Award") of additional restricted stock units ("Additional Units") with respect to 20,000 shares of the Common Shares ($.10 par value) of CEI ("Stock"), effective as of May 31, 2002.

     2. The Additional Units shall vest in accordance with the following schedule:

                                            Percentage of Then Outstanding
              Date                           Non Vested Additional Units
              ----                           ---------------------------
           08/31/2004                                   50%
           08/31/2005                                  100%

     3. The cash value of a unit shall equal the closing price of a share of Stock in the Consolidated Reporting System as reported in the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date. If no trading of shares of Stock occurred on such date, the closing price of a share of Stock in such System as reported for the preceding day on which sales of shares of Stock occurred shall be used.

     4. (A) The Executive hereby elects to defer the receipt of any dividend equivalent cash payments that may become payable to the Executive on the Additional Units prior to December 31, 2003 and have the cash payment invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan.

        (B) Prior to the commencement of a calendar year, beginning with calendar year 2004, the Executive shall have the right to elect to defer receipt of any dividend equivalent cash payments that may become payable to the Executive on the Additional Units in the calendar year

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and to have such cash payments invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan.

     5. (A) Prior to the commencement of the calendar year in which the Additional Units vest, the Executive may elect: (1) to defer the vesting of all or a portion of the Additional Units, (2) to have, upon vesting, the cash value of all or a portion of the Additional Units deferred and invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan, or (3) any combination of the above listed options.

        (B) If no election is made, upon vesting, the cash value of the Additional Units shall be automatically distributed to the Executive.

     6. All other terms and conditions of the initial Units as set forth in
Section 3(d) of the Agreement shall apply to the Additional Units.

     7. In all other respects, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and the Executive has hereto set her hand as of the day and year first set forth above.

                                            CONSOLIDATED EDISON, INC.

                                            By:
                                               ------------------------
                                                Eugene R. McGrath
                               Chairman of the Board and Chief Executive Officer


                                               ------------------------
                                                  Joan S. Freilich